EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                    PRIDE BUSINESS DEVELOPMENT HOLDING, INC.,
                              a Nevada Corporation


     The undersigned, being the Secretary of Pride Business Development Holding, Inc., a Nevada corporation, hereby certify that by consent of the Board of Directors and written consent of the stockholders of the corporation representing approximately 74% of the issued and outstanding shares of common stock, this certificate of amendment of the articles of incorporation has been approved and adopted and that it shall be filed upon the discretion of the officers of this corporation.

     The undersigned further certify that the Article "FIRST" of the original Articles of Incorporation filed on the 24th day of December 1996, as amended on 14th of July 1999, and as further amended as of January 28, 2002 and October 2004, herein are amended as follows:

     Article "FOURTH", is hereby amended to read:

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $.001 per share and 10,000,000 shares shall be Preferred Stock of the par value of $.001 per share.

     A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers (including removing the right to vote separately as a class and to vote with the common stock, except as provided by law), full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by Nevada law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

     The undersigned hereby certify that they have on this 10th day of December, 2004 executed this Certificate Amending the Articles of Incorporation heretofore filed with the Secretary of Nevada.

                                       By: /s/ Francine Markow
                                           ---------------------
                                       Name:   Francine Markow
                                       Title:  Secretary

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

                         UNANIMOUS CONSENT OF DIRECTORS

                                       OF

                    PRIDE BUSINESS DEVELOPMENT HOLDING, INC.



     The undersigned, constituting all of the directors of Pride Business Development Holding, Inc. ("Corporation") hereby consents to the following resolutions:

          RESOLVED, that the creation of a class of preferred stock consisting of 10,000,000 shares, $.001 par value, and providing for the ability of the board of directors to set the voting powers and designations, preferences, and relative participating rights by resolution thereof; and be it further

          RESOLVED, that the Corporation is authorized to file a Certificate of Amendment of the Articles of Incorporation of the Corporation (in the form which is attached hereto as Exhibit "A" and made a part hereof by this reference) to reflect the change in the capital structure of the Corporation and all other documents as required to consummate the name change.

     IN WITNESS WHEREOF, this consent is executed this 10th day of December 2004.



                                       By:/s/   Ari  Markow
                                          ------------------
                                       Name:    Ari  Markow
                                       Title:   Director



                                       By:/s/ Francine Markow
                                          --------------------
                                       Name:  Francine Markow
                                       Title: Director




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

                        MAJORITY CONSENT OF SHAREHOLDERS

                                       OF

                    PRIDE BUSINESS DEVELOPMENT HOLDING, INC.



     The undersigned, constituting of holders of 8,500,000 shares of the issued and outstanding common stock of Pride Business Development Holding, Inc. ("Corporation"), representing approximately 74% of the issued and outstanding common stock hereby consent to the following resolutions:

          RESOLVED, that they approve the creation of a class of preferred stock consisting of 10,000,000 shares, %.001 par value and authorize the board of directors to set the rights and preferences of such stock and designate such classes, as they determine in their sole judgment; and be it further

          RESOLVED, that the Corporation is authorized to file a Certificate of Amendment of the Articles of Incorporation of the Corporation (in the form which is attached hereto as Exhibit "A" and made a part hereof by this reference) to reflect the change in the capital structure of the Corporation and all other documents as required to consummate the name change; and be it further

          RESOLVED, that the board of directors, in their sole discretion, may elect not to file the amendment as approved.

      IN WITNESS WHEREOF, this consent is executed this 10th day of December 2004.


                                       By: /s/ Ari Markow
                                           ---------------------------
                                               Ari Markow, stockholder
                                              (1,700,000 shares)


                                       By: /s/ Francine Markow
                                           -----------------------------
                                               Francine Markow, stockholder
                                              (6,800,000 shares)

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